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                                                                      EXHIBIT 21

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                                                                        State or Other
Subsidiaries of the Registrant                                          Jurisdiction of Incorporation
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      Unum Holding Company                                              Delaware
            Unum Life Insurance Company of America                      Maine
                  SP Administrator, LLC                                 California
            First Unum Life Insurance Company                           New York
            Claims Service International, Inc.                          Delaware
            Unum Development Corporation                                Maine
            Unum International Underwriters Inc.                        Delaware
      Unum European Holding Company Limited                             England
            Unum Limited                                                England
                  Claims Services International Limited                 England
      Duncanson & Holt, Inc.                                            New York
            Duncanson & Holt Underwriters Ltd.                          England
            Duncanson & Holt Syndicate Management Ltd.                  England
                  LRG Services Limited                                  England
                  Trafalgar Underwriting Agencies Ltd.                  England
            Duncanson & Holt Europe Ltd.                                England
                  Duncanson & Holt Agencies, Ltd.                       England
            Duncanson & Holt Services Inc.                              Maine
            Duncanson & Holt Canada Ltd.                                Canada
                  TRI-CAN Reinsurance, Inc.                             Canada
            Duncanson & Holt Asia PTE Ltd.                              Singapore
      Colonial Companies, Inc.                                          Delaware
            Colonial Life & Accident Insurance Company                  South Carolina
            Benefit America Inc.                                        South Carolina
      Unum Japan Accident Insurance Company Limited                     Japan
      Unum International Ltd.                                           Bermuda
      Boston Compania Argentina de Seguros S.A.                         Argentina
            Boston Sequros de Vida S.A.                                 Argentina
            Fibos S.A.                                                  Argentina
      Options and Choices, Inc.                                         Wyoming
      The Paul Revere Corporation                                       Massachusetts
            The Paul Revere Life Insurance Company                      Massachusetts
                  The Paul Revere Variable Annuity Insurance Company    Massachusetts
      Benefits Technologies, Inc.                                       Delaware
      GENEX Services, Inc.                                              Pennsylvania
            GENEX Services of Canada, Inc.                              Ontario
            Primecor, Inc.                                              Pennsylvania
            GENEX Services, Inc. of Ohio                                Ohio
            GENEX Consultants, Inc.                                     New York
      Provident Life and Accident Insurance Company                     Tennessee
      Provident Life and Casualty Insurance Company                     Tennessee
      Provident Investment Management, LLC                              Tennessee
      Provident Insurance Agency, LLC                                   Delaware
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